Gibraltar Announces Fourth-Quarter 2019 Financial Results

Q4 Revenues Grow 7%, GAAP and Adjusted EPS Grow 10% and 32%, Respectively
Full Year Cash Flow from Operations up 33%
2020 Growth Supported by Strong Backlog and End Market Demand

Buffalo, New York, February 28, 2020 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the renewable energy, conservation, residential, industrial and infrastructure markets, today reported its financial results for the three- and twelve-month periods ended December 31, 2019.

“We continued our momentum in operating performance from the third quarter, delivering solid results in the fourth quarter,” said President and Chief Executive Officer Bill Bosway. “Revenue increased 7%, adjusted EPS increased 32%, and we generated $57 million of cash from operations. Our backlog continued to grow, up 35% to $218 million at the end of the fourth quarter as we further expanded participation in core end markets.”

“Within our segments, Renewable Energy & Conservation delivered growth and margin expansion as demand for our turnkey solutions continued to increase. Subsequent to quarter-end, we acquired Thermo Energy Systems, expanding our North American leadership position in commercial greenhouse solutions, and Delta Separations, continuing the buildout of our processing solutions platform. Our Residential Products performance remained consistent with the market, and Industrial & Infrastructure Products delivered continued margin expansion. Overall, our operating momentum, growing backlog, continued portfolio optimization and strong presence in solid end markets support our confidence as we head into 2020.”

Fourth Quarter 2019 Consolidated Results
Gibraltar reported the following consolidated results:

	Three Months Ended December 31,
Dollars in millions, except EPS	GAAP			Adjusted
	2019	2018	% Change	2019	2018	% Change
Net Sales	$258.1	$240.9	7.1%	$258.1	$240.9	7.1%
Net Income	$14.4	$13.1	9.9%	$20.3	$15.2	33.6%
Diluted EPS	$0.44	$0.40	10.0%	$0.62	$0.47	31.9%

Fourth quarter 2019 net sales increased 7.1% to $258.1 million versus 2018, above the midpoint of the quarterly guidance range provided in Gibraltar’s third quarter 2019 earnings release. Of the 7.1% increase, 5.3% was organic growth driven by the Renewable Energy & Conservation segment, and 1.8% was generated by the acquisition of Apeks Supercritical, which was completed in the third quarter of 2019.
GAAP earnings increased 9.9% to $14.4 million, or $0.44 per share, while adjusted earnings increased 33.6% to $20.3 million, or $0.62 per share. Earnings in the quarter included a charge of $3.2 million, or $0.07 per share related to the exit of the pension plan in the Industrial business. Without the impact of this charge, the Company would have delivered a 27.5% improvement in GAAP earnings per share year over year, the result of organic growth in Renewable Energy & Conservation, lower interest expense, and continuing benefits from operational excellence initiatives. The year-over-year improvement was partially offset by lower earnings in the Residential Products and Industrial & Infrastructure Products businesses. The adjusted amounts for the fourth quarter of 2019 remove expenses of $7.2 million, or $0.18 per share, associated with restructuring, senior leadership transition, and acquisitions. Special items removed from both the fourth quarters of 2019 and 2018 amounts are further described in the appended reconciliation of adjusted financial measures.

Fourth Quarter Segment Results

Renewable Energy & Conservation
For the fourth quarter, the Renewable Energy & Conservation segment reported:

	Three Months Ended December 31,
Dollars in millions	GAAP			Adjusted
	2019	2018	% Change	2019	2018	% Change
Net Sales	$111.4	$88.1	26.4%	$111.4	$88.1	26.4%
Operating Margin	14.9%	9.9%	500 bps	15.2%	11.6%	360 bps

Renewable Energy & Conservation revenues increased 26.4%, with 21.4% driven by organic growth and 5.0% from the acquisition of Apeks Supercritical. Segment backlog increased 51% versus 2018, the result of participation gains and healthy market dynamics.
Operating margin expanded through continued execution and volume leverage, along with favorable product and vertical market mix. Adjusted operating margin for the fourth quarter of 2019 and 2018 removes special charges for acquisition related items and restructuring initiatives, as further described in the appended reconciliation of adjusted financial measures.

Residential Products
For the fourth quarter, the Residential Products segment reported:

	Three Months Ended December 31,
Dollars in millions	GAAP			Adjusted
	2019	2018	% Change	2019	2018	% Change
Net Sales	$101.2	$102.3	(1.1)%	$101.2	$102.3	(1.1)%
Operating Margin	13.0%	12.0%	100 bps	13.1%	13.4%	(30) bps

Residential Products revenues decreased slightly versus 2018, as a modest increase in volume was offset by market pricing. Adjusted operating margin declined due to unfavorable product mix partially offset by improved material cost alignment and 80/20 simplification initiatives. Adjusted operating margin for the fourth quarters of 2019 and 2018 removes the special charges for restructuring initiatives under the 80/20 program from both periods.

Industrial & Infrastructure Products
For the fourth quarter, the Industrial & Infrastructure Products segment reported:

	Three Months Ended December 31,
Dollars in millions	GAAP			Adjusted
	2019	2018	% Change	2019	2018	% Change
Net Sales	$45.5	$50.5	(9.9)%	$45.5	$50.5	(9.9)%
Operating Margin	(0.5)%	6.4%	(690) bps	7.0%	6.7%	30 bps

Industrial & Infrastructure Products revenues decreased nearly 10% driven by market pricing and lower demand for core Industrial products as customers delayed purchases to optimize their inventory in a declining steel price environment. Revenue from the Infrastructure business was consistent with the prior year.
The increase in adjusted operating margin was driven by a more favorable mix of higher margin products and continued execution on 80/20 profit improvement initiatives. Adjusted operating margin for the fourth quarters of 2019 and 2018 removes special charges for restructuring initiatives from both periods.

Strategy and Business Outlook
Following four years of steady improvement in operational execution and financial results, Gibraltar delivered another year of solid performance in 2019, and has strong momentum going into 2020. Gibraltar is now taking the next step forward in its strategy with a focus on delivering sustainable growth and returns and strengthening its leadership positions in faster growing end markets.
Mr. Bosway commented, “Over the past twelve months, we have completed a thorough evaluation of the markets we participate in, as well as our position in each of our markets. This work has solidified our strategy and defined our plans to accelerate growth and further improve Gibraltar’s margin profile, both through organic and inorganic investment. We have improved our portfolio through the recent acquisitions of Apeks Supercritical, Thermo Energy Systems and Delta Separations. Our operating foundation is focused on excelling across three core tenets: Business Systems, Portfolio Management, and Organization Development.
Mr. Bosway concluded, “With this strategy in place, we are confident in our plans for 2020 and the opportunity for our business to deliver increasing returns. Our position in faster growing markets continues to expand, and we continue to build on our solid and growing backlog. A larger percentage of our business is now direct with end customers, our new products and services are resonating well, and we are building stronger positions through investments across our businesses. We expect to deliver another solid year of performance in 2020 with revenue in the range of $1.21 billion to $1.23 billion, up 15 - 17% from 2019, and with GAAP EPS in the range of $2.58 and $2.75, or $2.95 to $3.12 on an adjusted basis, compared with $1.99 and $2.58, respectively, in 2019.”
For the first quarter of 2020, the Company is expecting revenue in the range of $246 million to $256 million. GAAP EPS for the first quarter 2020 are expected to be between $0.27 and $0.33, or $0.37 to $0.43 on an adjusted basis.
Gibraltar will hold an Investor Day featuring presentations on each of its businesses by members of senior management on March 18th in New York City.

FY 2020 Guidance	Gibraltar Industries

Dollars in millions, except EPS	Revenue	Operating		Income	Net	Diluted Earnings
		Income	Margin	Taxes	Income	Per Share
GAAP Measures	$1,210-$1,230	$118 - 126	9.8-10.2%	$33-35	$85-91	$2.58-2.75
Adjustments		15	1.2%	3	12	$0.37

Adjusted Measures		$133 - 141	11.0-11.4%	$36-38	$97-103	$2.95-3.12

Fourth Quarter Conference Call Details
Gibraltar will host a conference call today starting at 9:00 a.m. ET to review its results for the fourth quarter of 2019. Interested parties may access the call by dialing (877) 407-3088 or (201) 389-0927 or by accessing the webcast at the Investor Info section of the Company’s website at www.gibraltar1.com. Presentation slides referenced during the conference call will be available for download on the website. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.
About Gibraltar
Gibraltar Industries is a leading manufacturer and provider of products and services for the renewable energy, conservation, residential, industrial, and infrastructure markets. With a three-pillar strategy focused on business systems, portfolio management, and organization and talent development, Gibraltar’s mission is to create compounding and sustainable value with strong leadership positions in higher growth, profitable end markets. Gibraltar serves customers primarily throughout North America. Comprehensive information about Gibraltar can be found on its website at www.gibraltar1.com.

Forward-Looking Statements

Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Before making any investment decisions regarding our company, we strongly advise you to read the section entitled “Risk Factors” in our most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of our website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Adjusted Financial Measures

To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release. Adjusted financial measures exclude special charges consisting of restructuring costs primarily associated with the 80/20 simplification initiative, senior leadership transition costs, debt repayment, acquisition related costs, and other reclassifications. These adjustments are shown in the reconciliation of adjusted financial measures excluding special charges provided in the supplemental financial schedules that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results and may be different than adjusted measures used by other companies.

Contact:
LHA Investor Relations
Jody Burfening/Carolyn Capaccio
(212) 838-3777
rock@lhai.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net Sales	$258,131	$240,913	$1,047,439	$1,002,372
Cost of sales	197,276	187,653	802,548	760,012
Gross profit	60,855	53,260	244,891	242,360
Selling, general, and administrative expense	41,608	33,261	157,052	146,840
Intangible asset impairment	—	1,552	—	1,552
Income from operations	19,247	18,447	87,839	93,968
Interest (income) expense	(92)	2,759	2,205	12,064
Other expense	211	2,009	871	1,959
Income before taxes	19,128	13,679	84,763	79,945
Provision for income taxes	4,771	562	19,672	16,136
Net income	$14,357	$13,117	$65,091	$63,809

Net earnings per share:
Basic	$0.44	$0.41	$2.01	$2.00
Diluted	$0.44	$0.40	$1.99	$1.96
Weighted average shares outstanding:
Basic	32,505	32,148	32,389	31,979
Diluted	32,880	32,562	32,722	32,534

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$191,363	$297,006
Accounts receivable, net	147,515	140,283
Inventories	78,476	98,913
Prepaid expenses and other current assets	19,748	8,351
Total current assets	437,102	544,553
Property, plant, and equipment, net	95,409	95,830
Operating lease assets	27,662	—
Goodwill	329,705	323,671
Acquired intangibles	92,592	96,375
Other assets	1,980	1,216
	$984,450	$1,061,645
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$83,136	$79,136
Accrued expenses	98,463	87,074
Billings in excess of cost	47,598	17,857
Current maturities of long-term debt	—	208,805
Total current liabilities	229,197	392,872
Long-term debt	—	1,600
Deferred income taxes	40,334	36,530
Non-current operating lease liabilities	19,669	—
Other non-current liabilities	21,286	33,950
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares; 33,192 and 32,887 shares issued in 2019 and 2018	332	329
Additional paid-in capital	295,582	282,525
Retained earnings	405,668	338,995
Accumulated other comprehensive loss	(5,391)	(7,234)
Cost of 906 and 796 common shares held in treasury in 2019 and 2018	(22,227)	(17,922)
Total shareholders’ equity	673,964	596,693
	$984,450	$1,061,645

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Twelve Months Ended December 31,
	2019	2018
Cash Flows from Operating Activities
Net income	$65,091	$63,809
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,949	20,374
Intangible asset impairment	—	1,552
Stock compensation expense	12,570	9,189
Exit activity costs, non-cash	408	1,344
Provision for deferred income taxes	3,303	4,781
Other, net	5,296	1,243
Changes in operating assets and liabilities (excluding the effects of acquisitions):
Accounts receivable	(9,418)	9,737
Inventories	23,105	(16,951)
Other current assets and other assets	(9,118)	(22)
Accounts payable	2,571	(4,828)
Accrued expenses and other non-current liabilities	16,178	7,317
Net cash provided by operating activities	129,935	97,545
Cash Flows from Investing Activities
Purchases of property, plant, and equipment	(11,184)	(12,457)
Acquisitions, net of cash acquired	(8,595)	(5,241)
Net proceeds from sale of property and equipment	106	3,149
Net cash used in investing activities	(19,673)	(14,549)
Cash Flows from Financing Activities
Long-term debt payments	(212,000)	(400)
Payment of debt issuance costs	(1,235)	—
Purchase of treasury stock at market prices	(4,305)	(7,165)
Net proceeds from issuance of common stock	490	1,385
Net cash used in financing activities	(217,050)	(6,180)
Effect of exchange rate changes on cash	1,145	(2,090)
Net (decrease) increase in cash and cash equivalents	(105,643)	74,726
Cash and cash equivalents at beginning of year	297,006	222,280
Cash and cash equivalents at end of year	$191,363	$297,006

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31, 2019
	As Reported In GAAP Statements	Restructuring & Acquisition Related Items	Senior Leadership Transition Costs	Adjusted Financial Measures
Net Sales
Renewable Energy & Conservation	$111,411	$—	$—	$111,411
Residential Products	101,213	—	—	101,213
Industrial & Infrastructure Products	45,709	—	—	45,709
Less Inter-Segment Sales	(202)	—	—	(202)
	45,507	—	—	45,507
Consolidated sales	258,131	—	—	258,131

Income from operations
Renewable Energy & Conservation	16,644	288	—	16,932
Residential Products	13,167	72	—	13,239
Industrial & Infrastructure Products	(205)	3,380	—	3,175
Segment Income	29,606	3,740	—	33,346
Unallocated corporate expense	(10,359)	752	2,693	(6,914)
Consolidated income from operations	19,247	4,492	2,693	26,432

Interest income	(92)	—	—	(92)
Other expense	211	—	—	211
Income before income taxes	19,128	4,492	2,693	26,313
Provision for income taxes	4,771	1,146	134	6,051
Net income	$14,357	$3,346	$2,559	$20,262
Net earnings per share – diluted	$0.44	$0.10	$0.08	$0.62

Operating margin
Renewable Energy & Conservation	14.9%	0.2%	—%	15.2%
Residential Products	13.0%	0.1%	—%	13.1%
Industrial & Infrastructure Products	(0.5)%	7.4%	—%	7.0%
Segments Margin	11.5%	1.4%	—%	12.9%
Consolidated	7.5%	1.7%	1.0%	10.2%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31, 2018
	As Reported In GAAP Statements	Restructuring & Acquisition Related Items	Senior Leadership Transition Costs	Tax Reform	Adjusted Financial Measures
Net Sales
Renewable Energy & Conservation	$88,066	$—	$—	$—	$88,066
Residential Products	102,301	—	—	—	102,301
Industrial & Infrastructure Products	50,788	—	—	—	50,788
Less Inter-Segment Sales	(242)	—	—	—	(242)
	50,546	—	—	—	50,546
Consolidated sales	240,913	—	—	—	240,913

Income from operations
Renewable Energy & Conservation	8,733	1,447	—	—	10,180
Residential Products	12,266	1,425	—	—	13,691
Industrial & Infrastructure Products	3,238	140	—	—	3,378
Segment Income	24,237	3,012	—	—	27,249
Unallocated corporate expense	(5,790)	33	(430)	—	(6,187)
Consolidated income from operations	18,447	3,045	(430)	—	21,062

Interest expense	2,759	—	—	—	2,759
Other expense (income)	2,009	(3,060)	—	—	(1,051)
Income before income taxes	13,679	6,105	(430)	—	19,354
Provision for income taxes	562	3,978	(370)	(48)	4,122
Net income	$13,117	$2,127	$(60)	$48	$15,232
Net earnings per share – diluted	$0.40	$0.07	$—	$—	$0.47

Operating margin
Renewable Energy & Conservation	9.9%	1.6%	—%	—%	11.6%
Residential Products	12.0%	1.4%	—%	—%	13.4%
Industrial & Infrastructure Products	6.4%	0.3%	—%	—%	6.7%
Segments Margin	10.1%	1.2%	—%	—%	11.3%
Consolidated	7.7%	1.2%	(0.2)%	—%	8.7%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Twelve Months Ended December 31, 2019
	As Reported In GAAP Statements	Restructuring & Acquisition Related Items	Senior Leadership Transition Costs	Debt Repayment	Adjusted Financial Measures
Net Sales
Renewable Energy & Conservation	$373,023	$—	$—	$—	$373,023
Residential Products	461,630	—	—	—	461,630
Industrial & Infrastructure Products	213,805	—	—	—	213,805
Less Inter-Segment Sales	(1,019)	—	—	—	(1,019)
	212,786	—	—	—	212,786
Consolidated sales	1,047,439	—	—	—	1,047,439

Income from operations
Renewable Energy & Conservation	47,558	1,490	—	—	49,048
Residential Products	63,047	3,857	78	—	66,982
Industrial & Infrastructure Products	13,455	4,978	—	—	18,433
Segment Income	124,060	10,325	78	—	134,463
Unallocated corporate expense	(36,221)	2,145	9,666	—	(24,410)
Consolidated income from operations	87,839	12,470	9,744	—	110,053

Interest expense	2,205	—	—	(1,079)	1,126
Other expense	871	—	—	—	871
Income before income taxes	84,763	12,470	9,744	1,079	108,056
Provision for income taxes	19,672	3,180	615	269	23,736
Net income	$65,091	$9,290	$9,129	$810	$84,320
Net earnings per share – diluted	$1.99	$0.28	$0.28	$0.03	$2.58

Operating margin
Renewable Energy & Conservation	12.7%	0.4%	—%	—%	13.1%
Residential Products	13.7%	0.8%	—%	—%	14.5%
Industrial & Infrastructure Products	6.3%	2.3%	—%	—%	8.7%
Segments Margin	11.8%	0.9%	—%	—%	12.8%
Consolidated	8.4%	1.2%	0.9%	—%	10.5%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Twelve Months Ended December 31, 2018
	As Reported In GAAP Statements	Restructuring & Acquisition Related Items	Senior Leadership Transition Costs	Tax Reform	Adjusted Financial Measures
Net Sales
Renewable Energy & Conservation	$317,253	$—	$—	$—	$317,253
Residential Products	463,216	—	—	—	463,216
Industrial & Infrastructure Products	223,006	—	—	—	223,006
Less Inter-Segment Sales	(1,103)	—	—	—	(1,103)
	221,903	—	—	—	221,903
Consolidated sales	1,002,372	—	—	—	1,002,372

Income from operations
Renewable Energy & Conservation	37,423	1,424	178	—	39,025
Residential Products	69,838	3,107	—	—	72,945
Industrial & Infrastructure Products	15,336	1,402	—	—	16,738
Segment Income	122,597	5,933	178	—	128,708
Unallocated corporate expense	(28,629)	935	414	—	(27,280)
Consolidated income from operations	93,968	6,868	592	—	101,428

Interest expense	12,064	—	—	—	12,064
Other expense (income)	1,959	(3,060)	—	—	(1,101)
Income before income taxes	79,945	9,928	592	—	90,465
Provision for income taxes	16,136	4,889	(106)	(225)	20,694
Net income	$63,809	$5,039	$698	$225	$69,771
Net earnings per share – diluted	$1.96	$0.15	$0.02	$0.01	$2.14

Operating margin
Renewable Energy & Conservation	11.8%	0.4%	0.1%	—%	12.3%
Residential Products	15.1%	0.6%	—%	—%	15.7%
Industrial & Infrastructure Products	6.9%	0.6%	—%	—%	7.5%
Segments Margin	12.2%	0.6%	—%	—%	12.8%
Consolidated	9.4%	0.7%	0.1%	—%	10.1%